UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2019

ZOOM TELEPHONICS, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53722	04-2621506
(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin Street, 26th Floor, Boston, MA	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

  99 High Street, Boston, MA 02110
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 9, 2019, Zoom Telephonics, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following proposals:

(i)
the election of seven directors to serve for the ensuing year until their successors are duly elected;

(ii)
the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

(iii)
a non-binding advisory vote the compensation of the Company’s named executive officers (the “say-on-pay” vote);

(iv)
an advisory vote on the frequency of holding future say-on-pay votes;

(v)
the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter’) to increase the number of authorized shares of Common Stock to 40,000,000;

(vi)
the approval of the Company’s 2019 Directors Stock Option Plan;

(vii)
the approval of the Company’s 2019 Stock Option Plan; and

(viii)
the approval of an amendment to the Company’s Charter to effect a reverse stock split of the shares of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-10, with the exact ratio, effective time, and decision whether to implement the reverse stock split to be determined by the Company’s Board of Directors.

The voting results are reported below.

Proposal 1 - Election of Directors

Joseph J. Donovan, Philip Frank, Jeremy Hitchcock, Peter R. Kramer, Frank B. Manning, Jonathan Seelig and Peter Sykes were elected as directors for the ensuring year until their successors are duly elected. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Joseph J. Donovan	12,198,064	148,288	6,807,197
Philip Frank	12,178,250	168,102	6,807,197
Jeremy Hitchcock	12,343,742	2,610	6,807,197
Peter R. Kramer	11,334,750	1,011,602	6,807,197
Frank B. Manning	12,338,682	7,670	6,807,197
Jonathan Seelig	12,343,742	2,610	6,807,197
Peter Sykes	12,198,358	147,994	6,807,197

Proposal 2 - Ratification of the Appointment of Marcum LLP

The appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
19,122,962	27,660	2,927

Proposal 3 – Say on Pay

The non-binding advisory vote the compensation of the Company’s named executive officers was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,245,245	36,424	64,683	6,807,197

Proposal 4 – Say on Pay Frequency

The advisory vote on the frequency of holding future say-on-pay votes was approved with a frequency of one year. Votes against the proposal were not applicable. The results of the vote were as follows:

1 Year	2 Years	3 Years	Votes Abstained	Broker Non-Votes
11,979,586	200	7,040	359,526	6,807,197

Proposal 5 – Amendment to Charter to Increase Authorized Common Stock

The amendment to the Charter to increase the number of authorized shares of Common Stock to 40,000,000 was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
18,910,756	194,676	48,117

Proposal 6 – 2019 Directors Stock Option Plan

The Company’s 2019 Directors Stock Option Plan was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,234,430	57,837	54,085	6,807,197

Proposal 7 – 2019 Stock Option Plan

The Company’s 2019 Stock Option Plan was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
12,270,295	62,007	14,050	6,807,197

Proposal 8 – Authority to Amend Charter – Reverse Stock Split

The amendment to the Company’s Charter to effect a reverse stock split of the shares of the Company’s Common Stock at a ratio of not less than 1-for-2 and not greater than 1-for-10, with the exact ratio, effective time, and decision whether to implement the reverse stock split to be determined by the Company’s Board of Directors, was approved. There were no broker non-votes on this proposal. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
18,366,448	740,660	46,441

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TELEPHONICS, INC.

Date: July 12, 2019	By:	/s/ Frank Manning
Frank Manning
Chief Executive Officer and Acting Chief Financial Officer

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